As Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-239669

PROSPECTUS SUPPLEMENT

(To prospectus dated July 13, 2020)

$50,000,000

Harrow Health, Inc.

8.625% Senior Notes due 2026

We are offering $50,000,000 principal amount of our 8.625% senior notes due 2026 (the “Notes”) as described in this prospectus supplement and the accompanying prospectus. Interest on the Notes will accrue from April 20, 2021 and will be paid quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on July 31, 2021, and at maturity. The Notes will mature on April 30, 2026. We may redeem the Notes for cash in whole or in part at any time at our option on or after February 1, 2026 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Notes — Optional Redemption.” The Notes will be issued in denominations of $25 and in integral multiples in excess thereof.

The Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness, and the Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries.

Investing in the Notes involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We intend to apply to list the Notes on the Nasdaq Global Market (“NASDAQ”). If approved for listing, trading on NASDAQ is expected to begin within 30 business days of April 20, 2021, the original issue date.

	Per Note	Total(1)
Public offering price(2)	$25.00	$50,000,000
Underwriting discount(3)	$1.00	$2,000,000
Proceeds, before expenses, to us(3)	$24.00	$48,000,000

(1)	Assumes no exercise of the option described below.
(2)	Plus accrued interest from April 20, 2021, if the initial settlement occurs after that date.
(3)	We have also agreed to pay a structuring fee to B. Riley Securities, Inc. See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.

We have granted the underwriters an option to purchase up to an additional $5,000,000 aggregate principal amount of the Notes within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants on or about April 20, 2021.

Book-Running Managers

B. Riley Securities	National Securities Corporation	Ladenburg Thalmann	William Blair

Co-Managers

Aegis Capital Corp.	Boenning & Scattergood	Maxim Group LLC

The date of this prospectus supplement is April 15, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. This prospectus supplement provides you with specific information about this offering, including the price and terms of the Notes being offered and the risk of investing in our securities. The accompanying prospectus provides more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. To the extent the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus together with the additional information described in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” of this prospectus supplement.

We have not, and the underwriters have not, authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or that is contained in any free writing prospectus issued by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, and can provide no assurances as to the reliability of, any other information that others may give to you. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is complete and accurate as of the date on the front cover of this prospectus supplement, but the information and our business, cash flows, condition (financial and otherwise), liquidity, prospects and results of operations may have changed since that date.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding investing in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain and incorporate by reference “forward-looking statements” regarding future events and our future performance. In some cases, you can identify forward-looking statements by terminology such as “will,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Generally, the words “anticipate,” “believe,” “continue,” “expect,” “intend,” “estimate,” “project,” “plan” and similar expressions identify forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contain forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. These forward-looking statements involve risks and uncertainties and reflect only our current views, expectations and assumptions with respect to future events and our future performance. If risks or uncertainties materialize or assumptions prove incorrect, actual results or events could differ materially from those expressed or implied by such forward-looking statements. Risks that could cause actual results to differ from those expressed or implied by the forward-looking statements we make include, among others, risks related to: the impact of the COVID-19 pandemic on our financial condition, liquidity or results of operations, our ability to successfully implement our business plan, develop and commercialize our proprietary formulations in a timely manner or at all, identify and acquire additional proprietary formulations, manage our pharmacy operations, service our debt, obtain financing necessary to operate our business, recruit and retain qualified personnel, manage any growth we may experience and successfully realize the benefits of our previous acquisitions and any other acquisitions and collaborative arrangements we may pursue; competition from pharmaceutical companies, outsourcing facilities and pharmacies; general economic and business conditions; regulatory and legal risks and uncertainties related to our pharmacy operations and the pharmacy and pharmaceutical business in general; physician interest in and market acceptance of our current and any future formulations and compounding pharmacies generally; our limited operating history; and the other risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and other documents that we file from time to time with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. These forward-looking statements are made only as of the date of this prospectus supplement. Except as otherwise required by applicable law, we do not undertake and expressly disclaim any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider when making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and the information incorporated herein by reference, including the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and the “Risk Factors” section in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our other reports that we file with the SEC.

In this prospectus supplement, unless the context requires otherwise, references to “Harrow,” the “Company,” “we,” “us” and “our” refer to Harrow Health, Inc., together with its consolidated subsidiaries.

Overview

We specialize in the development, production and sale of innovative medications that offer unique competitive advantages and serve unmet needs in the marketplace through our subsidiaries and deconsolidated companies. We own and operate one of the nation’s leading ophthalmic pharmaceutical businesses, ImprimisRx. In addition to wholly owning ImprimisRx, we also have non-controlling equity positions in Eton Pharmaceuticals, Inc., or Eton, Surface Ophthalmics, Inc., or Surface, and Melt Pharmaceuticals, Inc., or Melt, all companies that began as our subsidiaries. We also recently launched a new business called Visionology and are exploring opportunities to launch other subsidiaries. We own royalty rights in various drug candidates being developed by Surface and Melt. We intend to continue to create and hold equity and royalty rights in new businesses that commercialize drug candidates that are internally developed or otherwise acquired or licensed from third parties.

ImprimisRx is our ophthalmology focused pharmaceutical compounding business. We offer to over 9,000 physician customers and their patients medically necessary prescription drugs to meet their needs that are otherwise unmet by commercially available drugs. We make our formulations available at prices that are, in most cases, lower than non-customized commercial drugs. Our current ophthalmic formulary includes over twenty compounded formulations, many of which are patented or patent-pending, and are customizable for the specific needs of a patient. Some examples of our compounded medications are various combinations of drugs formulated into one bottle and numerous preservative-free formulations. Depending on the formulation, the regulations of a specific state, and ultimately the needs of the patient, ImprimisRx products may be dispensed as patient-specific medications from our 503A pharmacy, or for in-office use, made according to federal current good manufacturing practices (or cGMPs) or other U.S. Food and Drug Administration, or FDA, guidance documents, in our FDA-registered New Jersey outsourcing facility, or NJOF.

We operate two compounding facilities located in Ledgewood, New Jersey. Our New Jersey operations are comprised of two separate entities and facilities, one of which is registered with the FDA as an outsourcing facility under Section 503B of the Federal Food, Drug & Cosmetic Act, or the FDCA. The other New Jersey facility is a licensed pharmacy operating under Section 503A of the FDCA. All products that we sell, produce and dispense are made in the United States.

We have ownership interests in Eton, Surface and Melt and hold royalty interests in some of Surface’s and Melt’s drug candidates. These companies are pursuing market approval for their drug candidates under the FDCA, including in some instances under the abbreviated pathway described in Section 505(b)(2) which permits the submission of a new drug application, or NDA, where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference. In 2018 and 2019, we formed and created subsidiaries named Radley Pharmaceuticals, Inc., or Radley, Mayfield Pharmaceuticals, Inc., or Mayfield, and Stowe Pharmaceuticals, Inc., or Stowe. In addition, we may create additional subsidiaries that will be focused on the development and FDA approval of certain proprietary drug formulations that we currently own, will in-license/acquire and/or otherwise develop. We expect any new subsidiaries to be focused on eye care.

Prior to 2020, we incurred significant operating losses and negative cash flows from operations since July 24, 1998 (inception). As of December 31, 2020, we had an accumulated deficit of approximately $77.4 million. Our current projections indicate that we will have operating income and/or net income during 2021; however, these projections may not be correct and our plans could change. Also, we could incur increasing operating losses in the foreseeable future for our commercialization activities, research and development and our pharmaceutical compounding business which would impact net income. Recent changes to the accounting for equity investments require those investments to be measured at fair market value, which may cause our earnings (losses) to become volatile as the stock prices of those equity investments fluctuate. Although we have been generating revenue from our pharmaceutical compounding operations, our ability to generate the revenues necessary to achieve profitability will depend on many factors, including those discussed in “Risk Factors” section of this prospectus supplement. Our business plan and strategies involve costly activities that are susceptible to failure, and, therefore, we may not be able to generate sufficient revenue to support and sustain our business or reach the level of sales and revenues necessary to achieve and sustain profitability.

S-1

Recent Developments

Sale of Eton Common Stock

On April 12, 2021, we closed the sale of an aggregate of 1,518,000 shares of common stock, par value $0.001 per share, of Eton at a public offering price of $7.00 per share. The total gross proceeds to the Company, before deducting underwriting discounts and commissions and offering expenses, was approximately $10.6 million. Following such sale, we own 1,982,000 shares of Eton common stock, which represented approximately 8.1% of the equity and voting interests issued and outstanding of Eton as of April 12, 2021.

PPP Loan Forgiveness

In April 2020, we entered into an unsecured promissory note and related Business Loan Agreement with Renasant Bank, as lender, for a loan (the “Loan”) in the principal amount of one million nine hundred sixty seven thousand one hundred dollars ($1,967,100) pursuant to the Paycheck Protection Program (the “PPP”) under the Federal Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP is administered by the U.S. Small Business Administration. On March 30, 2021, the Company received a notice of forgiveness of the full balance of the Loan, including all accrued interest, in accordance with the terms and conditions of the CARES Act.

Preliminary Estimate of Results for the Three Months Ended March 31, 2021

For the first quarter of 2021, we expect total revenue to be between $14,900,000 and $15,500,000 and Adjusted EBITDA to be greater than $2,700,000. We expect cash and cash equivalents, including restricted cash, at March 31, 2021 to be approximately $6,500,000. During the three months ended March 31, 2021, the Company made payments of approximately $1,200,000 on principal and interest associated with its existing loan agreement with SWK Funding, LLC. Our cash balance at March 31, 2021 does not include gross proceeds of $10,600,000 from the sale of 1,518,000 shares of our Eton common stock, which sale occurred on April 12, 2021.

Our management utilizes Adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with U.S. generally accepted accounting principles, or GAAP, to evaluate the Company’s financial results and performance and to plan and forecast future periods. Our management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting its business. Our management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the Company’s results. However, Adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Set forth below is our reconciliation of estimated preliminary Adjusted EBITDA to estimated preliminary net income, the most directly comparable GAAP measure. However, we are unable to determine with reasonable certainty the ultimate outcome of certain items necessary to calculate such GAAP measure without unreasonable effort. These items include, but are not limited to, final calculation of investment related gains/losses. These items are uncertain, depend on various factors, and could have a material impact on the GAAP reported results for the period. The estimate presented is subject to completion of the applicable quarter-end closing procedures. Our actual results for such period will not be available until after this offering is completed and may vary from these estimates. In addition, estimated financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the estimated financial information described above will not materialize or will vary significantly from actual results. Accordingly, undue reliance should not be placed on this estimate. The preliminary estimate is not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as well as our financial statements, related notes and other financial information incorporated by reference in this prospectus supplement.

S-2

The foregoing estimate of results for the three months ended March 31, 2021 has not been reviewed by our auditors, is based on preliminary information as of the date hereof and is subject to material changes following completion of the quarter-end review process and other adjustments that may be made before our financial results are finalized. In addition, these preliminary unaudited results are not comprehensive financial results for the quarter ended March 31, 2021, should not be viewed as a substitute for complete GAAP financial statements or more comprehensive financial information, and are not indicative of the results for any future period.

The following is a reconciliation of estimated preliminary Adjusted EBITDA to estimated preliminary net income for the three months ended March 31, 2021 (in thousands):

Preliminary Estimate
For the Three Months Ended March 31, 2021
(unaudited) (in thousands)
GAAP net income, exclusive of investment gains/losses	$2,851
Stock-based compensation and expenses	798
Interest expense, net	512
Income taxes	-
Depreciation	465
Amortization of intangible assets	40
Other (income), net	(1,966)
Adjusted EBITDA	$2,700

Company Information

We were incorporated in Delaware in January 2006 as Bywater Resources, Inc. In September 2007, we closed a merger transaction with Transdel Pharmaceuticals Holdings, Inc. and changed our name to Transdel Pharmaceuticals, Inc. We changed our name to Imprimis Pharmaceuticals, Inc. in February 2012. We changed the name of our company to Harrow Health, Inc. in December 2018.

On June 26, 2011, we suspended our operations and filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California, Case No. 11-10497-11. On December 8, 2011, in connection with our entry into a line of credit agreement and securities purchase agreement with a third party, our voluntary petition for reorganization relief was dismissed.

During the summer of 2019, we relocated our executive office previously based in San Diego, California to its current location at 102 Woodmont Blvd., Suite 610, Nashville, Tennessee and our telephone number at such office is (615) 733-4730. Our website address is harrowinc.com. Information contained on our website is not deemed part of this prospectus supplement or the accompanying prospectus and is not incorporated in this prospectus supplement, the accompanying prospectus or any other document that we file with the SEC by reference.

S-3

The Offering

The following is a brief summary of certain material terms of the Notes. For more complete information about the Notes, see “Description of the Notes” below.

Issuer:	Harrow Health, Inc.

Title of the Securities:	8.625% Senior Notes due 2026

Aggregate Principal Amount Offered:	$50,000,000

Option to Purchase Additional Notes:	The underwriters may also purchase from the Company up to an additional $5,000,000 aggregate principal amount of the Notes, within 30 days of the date of this prospectus supplement.

Initial Public Offering Price:	100% of the aggregate principal amount

Issue Date:	April 20, 2021

Maturity Date:	April 30, 2026

Interest:	8.625% per year, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on July 31, 2021, and at maturity. If an interest payment date falls on a day other than a business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Guarantors:	None.

Ranking:

The Notes will be senior unsecured obligations of the Company, and will rank equal in right of payment with all of its other existing and future senior unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries.

The indenture governing the Notes does not limit the amount of indebtedness that we or our subsidiaries may incur or whether any such indebtedness can be secured by our assets.

Optional Redemption:

Prior to February 1, 2026 (the “Notes Par Call Date”), we may, at our option, redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a Make-Whole Amount (as defined in “Description of the Notes — Optional Redemption”), if any, plus accrued and unpaid interest to, but excluding, the date of redemption.

We may redeem the Notes for cash in whole or in part at any time at our option on or after February 1, 2026 and prior to April 30, 2026, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. See “Description of the Notes — Optional Redemption” for additional details.

Sinking Fund:	The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity).

S-4

Use of Proceeds:	We intend to use the net proceeds from the sale of the Notes to repay outstanding borrowings under the Company’s term loan maturing July 19, 2023, with remaining net proceeds available for general corporate purposes, including funding future strategic product acquisitions and related investments, making capital expenditures, and funding working capital. See “Use of Proceeds” and “Capitalization.”

Events of Default:	Events of default generally will include (i) failure to pay principal or interest, (ii) failure to observe or perform any other covenant or warranty in the Notes or in the indenture, and (iii) certain events of bankruptcy, insolvency or reorganization. See “Description of the Notes — Events of Default.”

Certain Covenants:	The indenture that governs the Notes contains certain covenants, including, but not limited to, restrictions on our ability to merge or consolidate with or into any other entity. See “Description of the Notes — Covenants.”

No Financial Covenants:	The indenture governing the Notes does not contain financial covenants.

Additional Notes:	We may create and issue additional Notes ranking equally and ratably with the Notes in all respects, so that such additional Notes will constitute and form a single series with the Notes and will have the same terms as to status, redemption or otherwise (except the price to public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date) as the Notes; provided that if any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate CUSIP numbers.

Defeasance:	The Notes are subject to legal and covenant defeasance by us. See “Description of the Notes — Defeasance” for more information.

Listing:	The Company intends to apply to list the Notes on NASDAQ under the symbol “HROWL”. If the application is approved, the Company expects trading in the Notes to begin within 30 days after the original issue date.

Form and Denomination:	The Notes will be issued in book-entry form in denominations of $25 and integral multiples in excess thereof. The Notes will be represented by a permanent global certificate deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trustee:	U.S. Bank National Association

Governing Law:	The Notes and the indenture governing the Notes will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors:	Investing in the Notes involves risks. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-6, as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the Notes.

S-5

RISK FACTORS

Investing in the Notes involves significant risks, including the risks described below. Before making an investment in the Notes, you should carefully consider, among other factors, the risks identified under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Please also refer to the section above entitled “Special Note Regarding Forward-Looking Statements.” Please also see “Forward-Looking Statements” in the accompanying prospectus and the risks described in the documents incorporated by reference in this prospectus supplement and in our other filings. The risks described in the documents incorporated by reference in this prospectus supplement are not the only ones we face. Additional risks not presently known or that we currently deem immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. You should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The materialization of any of these risks could also result in a complete loss of your investment.

Risks Related to the Notes

We may be able to incur substantially more debt, which could have important consequences to you, and we may be unable to service our debt.

We may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the Notes will not prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to you. Incurrence of additional debt would also further reduce the cash available to invest in operations, as a result of increased debt service obligations. If new debt is added to our current debt levels, the related risks that we now face could intensify.

Our level of indebtedness could have important consequences to you, because:

●	it could affect our ability to satisfy our financial obligations, including those relating to the Notes;

●	a substantial portion of our cash flows from operations would have to be dedicated to interest and principal payments and may not be available for operations, capital expenditures, expansion, acquisitions or general corporate or other purposes;

●	it may impair our ability to obtain additional debt or equity financing in the future;

●	it may limit our ability to refinance all or a portion of our indebtedness on or before maturity;

●	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

●	it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the Notes, we could be in default on the Notes, and this default could cause us to be in default on other indebtedness, to the extent outstanding. Conversely, a default under any other indebtedness, if not waived, could result in acceleration of the debt outstanding under the related agreement and entitle the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. In addition, such default or acceleration may result in an event of default and acceleration of other indebtedness of the Company, entitling the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. If a judgment is obtained by any such holders, such holders could seek to collect on such judgment from the assets of the Company. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us.

However, no event of default under the Notes would result from a default or acceleration of, or suit, other exercise of remedies or collection proceeding by holders of, our other outstanding debt, if any. As a result, all or substantially all of our assets may be used to satisfy claims of holders of our other outstanding debt, if any, without the holders of the Notes having any rights to such assets. The indenture governing the Notes will not restrict our ability to incur additional indebtedness.

S-6

The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur in the future.

The Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured indebtedness that we or our subsidiaries have currently outstanding or may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. The indenture governing the Notes does not prohibit us or our subsidiaries from incurring additional secured (or unsecured) indebtedness in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness and may consequently receive payment from these assets before they may be used to pay other creditors, including the holders of the Notes.

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes are obligations exclusively of the Company and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes, and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Therefore, in any bankruptcy, liquidation or similar proceeding, all claims of creditors (including trade creditors) of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. The indenture governing the Notes does not prohibit us or our subsidiaries from incurring additional indebtedness in the future. In addition, future debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.

The indenture governing the Notes contains limited protection for holders of the Notes.

The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:

●	issue debt securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries;

●	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities subordinated in right of payment to the Notes;

●	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

●	enter into transactions with affiliates;

●	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

●	make investments; or

●	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

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In addition, the indenture does not include any protection against certain events, such as a change of control, a leveraged recapitalization or “going private” transaction (which may result in a significant increase of our indebtedness levels), restructuring or similar transactions. Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity. Also, an event of default or acceleration under our other indebtedness would not necessarily result in an “Event of Default” under the Notes.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

We may not be able to generate sufficient cash to service all of our debt, and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

Our ability to make scheduled payments on, or to refinance our obligations under, our debt will depend on our financial and operating performance and that of our subsidiaries, which, in turn, will be subject to prevailing economic and competitive conditions and to financial and business factors, many of which may be beyond our control.

We may not maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek to obtain additional equity capital or restructure our debt. In the future, our cash flow and capital resources may not be sufficient for payments of interest on, and principal of, our debt, and such alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. We may not be able to refinance any of our indebtedness or obtain additional financing, particularly because of our anticipated high levels of debt and the debt incurrence restrictions imposed by the agreements governing our debt, as well as prevailing market conditions. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The instruments governing our indebtedness restrict our ability to dispose of assets and use the proceeds from any such dispositions. We may not be able to consummate those sales, or if we do, at an opportune time, the proceeds that we realize may not be adequate to meet debt service obligations when due.

An increase in market interest rates could result in a decrease in the value of the Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the Notes, and the market interest rates subsequently increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

An active trading market for the Notes may not develop, which could limit the market price of the Notes or your ability to sell them.

The Notes are a new issue of debt securities for which there currently is no trading market. We intend to apply to list the Notes on NASDAQ within 30 business days of the original issue date under the symbol “HROWL”. We cannot provide any assurances that an active trading market will develop for the Notes or that you will be able to sell your Notes. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. The underwriters have advised us that they may make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

In addition, there may be a limited number of buyers when you decide to sell your Notes. This may affect the price, if any, offered for your Notes or your ability to sell your Notes when desired or at all.

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We may issue additional Notes.

Under the terms of the indenture governing the Notes, we may from time to time without notice to, or the consent of, the holders of the Notes, create and issue additional Notes which will be equal in rank to the Notes. If any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate CUSIP numbers.

The rating for the Notes could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency.

We have obtained a rating for the Notes. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold the Notes. Ratings do not reflect market prices or suitability of a security for a particular investor and the rating of the Notes may not reflect all risks related to us and our business, or the structure or market value of the Notes. We may elect to issue other securities for which we may seek to obtain a rating in the future. If we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Notes.

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USE OF PROCEEDS

The net proceeds to be received by us from the sale of Notes in this offering, after deducting underwriting discounts and commissions, the structuring fee and other offering expenses payable by us, are estimated to be approximately $47,250,000 (or $52,000,000 if the underwriters’ option to purchase up to $5,000,000 additional Notes is exercised in full).

We intend to use the net proceeds from this offering to repay outstanding borrowings of approximately $15,500,000 (which amount includes outstanding principal, accrued interest, accrued exit fee and related expenses) under our term loan and security agreement with SWK Funding LLC and its partners (the “Loan Agreement”), with remaining net proceeds available for general corporate purposes, including funding future strategic product acquisitions and related investments, making capital expenditures, and funding working capital. The term loan under the Loan Agreement has a scheduled maturity date of July 19, 2023 and bears interest at a rate equal to the three-month LIBOR rate (subject to a minimum of 2.00%), plus an applicable margin of 10.00%, subject to certain other terms. Pending such use, we may invest the net proceeds in short-term interest-bearing accounts, securities, or similar investments. See “Capitalization.”

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CAPITALIZATION

The table below sets forth our cash and cash equivalents and our consolidated capitalization as of December 31, 2020:

●	on an actual basis;

●	on a pro forma basis, after giving effect to (i) our sale of a portion of the Eton common stock, net of costs, which closed on April 12, 2021, and (ii) the forgiveness of our PPP Loan effective March 30, 2021; and

●	on a pro forma as adjusted basis, after giving further effect to (i) the sale of the Notes in this offering (assuming no exercise of the underwriters’ option to purchase additional Notes), after deducting underwriting discounts and commissions, the structuring fee and estimated offering expenses payable by us; and (ii) repayment of borrowings under the Loan Agreement.

You should read this table in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of December 31, 2020
	Actual	Pro Forma	Pro Forma As Adjusted
	(unaudited) (in thousands)
Cash and cash equivalents, including restricted cash of $200	$4,301	$14,089	$45,839
Current Installments of Long-Term Debt:
Current portion of paycheck protection program loan payable	$1,259	$—	$—
Current portion of loan payable, net of unamortized debt discount	2,639	2,639	—
Current portion of finance lease obligations	8	8	8
Total current installments of long-term debt	3,906	2,647	8
Long-Term Debt, Less Current Installments:
Finance lease obligations, net of current portion	17	17	17
Exit fee associated with loan payable	800	800	—
Paycheck protection program loan payable, net of current portion	708	—	—
Loan payable, net of current portion and unamortized debt discount	11,670	11,670	—
8.625% Senior Notes due 2026	—	—	50,000
Total long-term debt, less current installments	13,195	12,487	50,017
Total Long-Term Debt	17,101	15,134	50,025
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value	26	26	26
Additional paid-in capital	104,557	104,557	104,557
Accumulated deficit	(77,400)	(77,986)	(78,788)
TOTAL HARROW HEALTH STOCKHOLDERS’ EQUITY	27,183	26,597	25,795
Noncontrolling interests	(355)	(355)	(355)
TOTAL STOCKHOLDERS’ EQUITY	26,828	26,242	25,440
TOTAL CAPITALIZATION	$43,929	$41,376	$75,465

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DESCRIPTION OF THE NOTES

The 8.625% Senior Notes due 2026 (the “Notes”) are being issued under an Indenture dated as of April 20, 2021, as supplemented by the First Supplemental Indenture dated as of April 20, 2021, which we refer to collectively as the “indenture,” between the Company and U.S. Bank National Association, trustee. Set forth below is a description of the specific terms of the Notes and the indenture. This description supplements the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture filed as an exhibit to a Current Report on Form 8-K to be filed by the Company.

General

The Notes:

●	will be our general unsecured, senior obligations;

●	will be initially limited to an aggregate principal amount of $50,000,000 (assuming no exercise of the underwriters’ option to purchase additional Notes described herein);

●	will mature on April 30, 2026 unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●	will bear cash interest from April 20, 2021 at an annual rate of 8.625%, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, beginning on July 31, 2021, and at maturity;

●	will be redeemable at our option, in whole or in part, prior to February 1, 2026, at the prices and on the terms described under “— Optional Redemption” below;

●	will be redeemable at our option, in whole or in part, at any time on or after February 1, 2026, at the prices and on the terms described under “— Optional Redemption” below;

●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	will not have a sinking fund;

●	are expected to be listed on NASDAQ under the symbol “HROWL”; and

●	will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form.

The indenture does not limit the amount of indebtedness that we or our subsidiaries may issue. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “— Covenants — Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may from time to time, without the consent of the existing holders, issue additional Notes having the same terms as to status, redemption or otherwise (except the price to public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date) that may constitute a single fungible series with the Notes offered by this prospectus supplement; provided that if any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate CUSIP numbers.

Ranking

The Notes are senior unsecured obligations of the Company, and, upon our liquidation, dissolution or winding up, will rank (i) senior to the outstanding shares of our common stock, (ii) senior to any of our future subordinated debt, (iii) pari passu (or equally) with our future unsecured and unsubordinated indebtedness, (iv) effectively subordinated to any existing or future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness and (v) structurally subordinated to all existing and future indebtedness of our subsidiaries, financing vehicles or similar facilities.

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Interest

Interest on the Notes will accrue at an annual rate equal to 8.625% from and including April 20, 2021 to, but excluding, the maturity date or earlier acceleration or redemption and will be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, beginning on July 31, 2021 and at maturity, to the record holders at the close of business on the immediately preceding January 15, April 15, July 15 and October 15, as applicable (whether or not a business day).

The initial interest period for the Notes will be the period from and including April 20, 2021, to, but excluding, July 31, 2021, and subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be. The amount of interest payable for any interest period, including interest payable for any partial interest period, will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

“Business day” means, for any place where the principal and interest on the Notes is payable, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day in which banking institutions in such place of payment are authorized or obligated by law or executive order to close.

Optional Redemption

Prior to February 1, 2026 (the “Notes Par Call Date”), we may, at our option, redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption and (ii) the Make-Whole Amount, if any.

The Notes may be redeemed for cash in whole or in part at any time at our option on or after February 1, 2026 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In each case, redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption.

If less than all of the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 45 days prior to the redemption date by the trustee from the outstanding Notes not previously called for redemption, by lot, or in the trustee’s discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Notes. The trustee will promptly notify us in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Beneficial interests in any of the Notes or portions thereof called for redemption that are registered in the name of DTC or its nominee will be selected by DTC in accordance with DTC’s applicable procedures.

The trustee shall have no obligation to calculate any redemption price, including any Make-Whole Amount, or any component thereof, and the trustee shall be entitled to receive and conclusively rely upon an officer’s certificate delivered by the Company that specifies any redemption price.

Unless we default on the payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

We may at any time, and from time to time, purchase notes at any price or prices in the open market or otherwise.

“Make-Whole Amount” means, in connection with any optional redemption of any Note, the excess, if any, of (i) the sum of the present values, as of the date of such redemption, of the remaining scheduled payments of principal of, and interest (exclusive of interest accrued to, but excluding, the date of redemption) on, such Note, assuming such Note matured on, and that accrued and unpaid interest on such Note was payable through, the Notes Par Call Date, determined by discounting, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), such principal and interest at the Reinvestment Rate (as defined below) (determined on the third business day preceding the date of redemption) over (ii) the aggregate principal amount of such Notes being redeemed.

“Reinvestment Rate” means, 0.500%, or 50 basis points, plus the arithmetic mean (rounded to the nearest one-hundredth of one percent) of the yields displayed for each day in the preceding calendar week published in the most recent Statistical Release under the caption “Treasury constant maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the Notes (assuming that the Notes matured on the Notes Par Call Date) as of the date of redemption. If no maturity exactly corresponds to such remaining life to maturity, yields for the two published maturities most closely corresponding to such remaining life to maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Reinvestment Rate shall be used.

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“Statistical Release” means that statistical release designated “H.15” or any successor publication that is published daily by the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturities, or, if such statistical release (or a successor publication) is not published at the time of any determination under the Indenture, then such other reasonably comparable index that shall be designated by us.

Events of Default

Holders of our Notes will have rights if an Event of Default occurs in respect of the Notes and is not cured, as described later in this subsection. The term “Event of Default” in respect of the Notes means any of the following:

●	we do not pay interest on any Note when due, and such default is not cured within 30 days;

●	we do not pay the principal of the Notes when due and payable;

●	we breach any covenant or warranty in the indenture with respect to the Notes and such breach continues for 60 days after we receive a written notice of such breach from the trustee or the holders of at least 25% of the principal amount of the Notes; and

●	certain specified events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days.

The trustee may withhold notice to the holders of the Notes of any default, except in the payment of principal or interest, if the trustee in good faith determines the withholding of notice to be in the interest of the holders of the Notes.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the Notes, or else specifying any default.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the entire principal amount of the Notes, together with accrued and unpaid interest, if any, to be due and payable immediately by a notice in writing to us and, if notice is given by the holders of the Notes, the trustee. This is called an “acceleration of maturity.” If the Event of Default occurs in relation to our filing for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the trustee or the holders, become immediately due and payable.

At any time after a declaration of acceleration of the Notes has been made by the trustee or the holders of the Notes and before any judgment or decree for payment of money due has been obtained by the trustee, the holders of a majority of the outstanding principal of the Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee all amounts due and owed with respect to the Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (ii) any other Events of Default have been cured or waived.

At our election, the sole remedy with respect to an Event of Default due to our failure to comply with certain reporting requirements under the Trust Indenture Act or under “— Covenants — Reporting” below, for the first 180 calendar days after the occurrence of such Event of Default, consists exclusively of the right to receive additional interest on the Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such default and (2) 0.50% for calendar days 91 through 180 after such default. On the 181st day after such Event of Default, if such violation is not cured or waived, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If we choose to pay such additional interest, we must notify the trustee and the holders of the Notes by certificate of our election at any time on or before the close of business on the first business day following the Event of Default.

Before a holder of the Notes is allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce such holder’s rights relating to the Notes, the following must occur:

●	such holder must give the trustee written notice that the Event of Default has occurred and remains uncured;

●	the holders of at least 25% of the outstanding principal of the Notes must have made a written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

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●	such holder or holders must have offered to the trustee indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

●	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority of the outstanding principal of the Notes.

No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Book-entry and other indirect holders of the Notes should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Waiver of Defaults

The holders of not less than a majority of the outstanding principal amount of the Notes may on behalf of the holders of all Notes waive any past default with respect to the Notes other than (i) a default in the payment of principal or interest on the Notes when such payments are due and payable (other than by acceleration as described above), or (ii) in respect of a covenant that cannot be modified or amended without the consent of each holder of Notes.

Covenants

In addition to any other covenants described in the accompanying prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, payment of taxes by us and related matters, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants will govern.

Merger, Consolidation or Sale of Assets

The indenture provides that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property in any one transaction or series of related transactions unless:

●	we are the surviving entity or the entity (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

●	the surviving entity (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such surviving entity, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

●	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or Event of Default has occurred and is continuing; and

●	in the case of a merger where the surviving entity is other than us, we or such surviving entity will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

Reporting

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 60 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

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Modification or Waiver

There are three types of changes we can make to the indenture and the Notes:

Changes Not Requiring Approval

First, there are changes that we can make to the Notes without the specific approval of the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect and include changes:

●	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and the Notes;

●	to add to our covenants for the benefit of the holders of the Notes, or to surrender any right or power herein conferred upon the Company and to make the occurrence;

●	to add any additional Events of Default for the benefit of the holders of the Notes;

●	to add to or change any of the provisions of the indenture to such extent as necessary to permit or facilitate the issuance of the Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of the Notes in uncertificated form;

●	to add or provide for a guaranty of the Notes or additional obligors on the Notes;

●	to establish the form or terms of the Notes;

●	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such action pursuant to this clause shall not adversely affect the interests of the holders of the Notes in any material respect;

●	to secure the Notes, including provisions regarding the circumstances under which collateral may be released or substituted;

●	to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

●	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge the Notes, provided that any such action shall not adversely affect the interests of the holders of the Notes in any material respect.

Changes Requiring Approval of Each Holder

We cannot make certain changes to the Notes without the specific approval of each holder of the Notes. The following is a list of those types of changes:

●	changing the stated maturity of the principal of, or any installment of interest on, any Note;

●	reducing the principal amount or rate of interest of any Note;

●	changing the place of payment where any Note or any interest is payable;

●	impairing the right to institute suit for the enforcement of any payment on or after the date on which it is due and payable;

●	reducing the percentage in principal amount of holders of the Notes whose consent is needed to modify or amend the indenture; and

●	reducing the percentage in principal amount of holders of the Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults.

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Changes Requiring Majority Approval

Any other change to the indenture and the Notes would require the following approval:

●	if the change only affects the Notes, it must be approved by holders of not less than a majority in aggregate principal amount of the outstanding Notes; and

●	if the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of not less than a majority in aggregate principal amount of each of the series of debt securities affected by the change.

Consent from holders to any change to the indenture or the Notes must be given in writing.

Further Details Concerning Voting

The amount of Notes deemed to be outstanding for the purpose of voting will include all Notes authenticated and delivered under the indenture as of the date of determination except:

●	Notes cancelled by the trustee or delivered to the trustee for cancellation;

●	Notes for which we have deposited with the trustee or paying agent or set aside in trust money for their payment or redemption and, if money has been set aside for the redemption of the Notes, notice of such redemption has been duly given pursuant to the indenture to the satisfaction of the trustee;

●	Notes held by the Company, its subsidiaries or any other entity which is an obligor under the Notes, unless such Notes have been pledged in good faith and the pledgee is not the Company, an affiliate of the Company or an obligor under the Notes;

●	Notes for which have undergone full defeasance, as described below; and

●	Notes which have been paid or exchanged for other Notes due to such Notes loss, destruction or mutilation, with the exception of any such Notes held by bona fide purchasers who have presented proof to the trustee that such Notes are valid obligations of the Company.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to vote or take other action under the indenture, and the trustee will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to join in the giving or making of any Notice of Default, any declaration of acceleration of maturity of the Notes, any request to institute proceedings or the reversal of such declaration. If we or the trustee set a record date for a vote or other action to be taken by the holders of the Notes, that vote or action can only be taken by persons who are holders of the Notes on the record date and, unless otherwise specified, such vote or action must take place on or prior to the 180th day after the record date. We may change the record date at our option, and we will provide written notice to the trustee and to each holder of the Notes of any such change of record date.

Defeasance

The following defeasance provisions will be applicable to the Notes. “Defeasance” means that, by irrevocably depositing with the trustee an amount of cash denominated in U.S. dollars and/or U.S. government obligations sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the indenture relating to the Notes. The consequences to the holders of the Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the Notes could not be accelerated for any reason, the holders of the Notes nonetheless would be guaranteed to receive the principal and interest owed to them.

Covenant Defeasance

Under the indenture, we have the option to take the actions described below and be released from some of the restrictive covenants under the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, holders of the Notes would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay the Notes. In order to achieve covenant defeasance, the following must occur:

●	we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of all holders of the Notes cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;

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●	we must deliver to the trustee a legal opinion of our counsel stating that under U.S. federal income tax law, we may make the above deposit and covenant defeasance without causing holders to be taxed on the Notes differently than if we did not make the deposit and we just repaid the debt securities ourselves at maturity;

●	we must deliver to the trustee an officers’ certificate stating that the Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit;

●	no default or Event of Default with respect to the Notes has occurred and is continuing, and no defaults or Events of Defaults related to bankruptcy, insolvency or organization occurs during the 90 days following the deposit;

●	the covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

●	the covenant defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;

●	the covenant defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

●	we must deliver to the trustee an officers’ certificate and a legal opinion from our counsel stating that all conditions precedent with respect to the covenant defeasance have been complied with.

Full Defeasance

If there is a change in U.S. federal income tax law, we can legally release ourselves from all payment and other obligations on the Notes if we take the following actions below:

●	we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of all holders of the Notes cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient, without reinvestment, in the opinion of a nationally recognized firm, of independent public accountants, investment bank or appraisal firm, to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;

●	we must deliver to the trustee a legal opinion confirming that there has been a change to the current U.S. federal income tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing holders to be taxed on the Notes any differently than if we did not make the deposit and we just repaid the debt securities ourselves at maturity;

●	we must deliver to the trustee an officers’ certificate stating that the Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit;

●	no default or Event of Default with respect to the Notes has occurred and is continuing and no defaults or Events of Defaults related to bankruptcy, insolvency or organization occurs during the 90 days following the deposit;

●	the full defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

●	the full defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;

●	the full defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

●	we must deliver to the trustee an officers’ certificate and a legal opinion from our counsel stating that all conditions precedent with respect to the full defeasance have been complied with.

In the event that the trustee is unable to apply the funds held in trust to the payment of obligations under the Notes by reason of a court order or governmental injunction or prohibition, then those of our obligations discharged under the full defeasance or covenant defeasance will be revived and reinstated as though no deposit of funds had occurred, until such time as the trustee is permitted to apply all funds held in trust under the procedure described above may be applied to the payment of obligations under the Notes. However, if we make any payment of principal or interest on the Notes to the holders, we will be subrogated to the rights of the holders to receive such payment from the money so held in trust.

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Listing

We have applied to list the Notes on NASDAQ under the symbol “HROWL”. If the application is approved, we expect trading in the Notes on NASDAQ to begin within 30 business days of the date of the original issue date. The Notes are expected to trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Notes that is not included in the trading price.

Governing Law

The Indenture is, and the Notes will be, governed by and construed in accordance with the laws of the State of New York.

Global Notes; Book-Entry Issuance

The Notes will be issued in the form of one or more global certificates, or Global Notes, registered in the name of The Depository Trust Company, or DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of the Notes. No person that acquires a beneficial interest in the Notes will be entitled to receive a certificate representing that person’s interest in the Notes except as described herein. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of the Notes will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. DTC has an S&P rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note, or the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Notes to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable trustee or depositary on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with the Notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the applicable trustee or depositary, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee or depositary. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

None of the Company, the trustee, any depositary, or any agent of any of them will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Termination of a Global Note

If a Global Note is terminated for any reason, interest in it will be exchanged for certificates in non-book-entry form as certificated securities. After such exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a Global Note transferred on termination to their own names, so that they will be holders of the Notes. See “— Form, Exchange and Transfer of Certificated Registered Securities.”

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on the record date for the applicable interest payment date, even if that person no longer owns the Note on the interest payment date. Because we pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.

Payments on Global Notes

We will make payments on the Notes so long as they are represented by Global Notes in accordance with the applicable policies of the depositary in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interest in the Global Notes. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

In the event the Notes become represented by certificates, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder of the Note at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all payments of principal by check at the office of the trustee in the contiguous United States and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.

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Payment When Offices Are Closed

If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.

Form, Exchange and Transfer of Certificated Registered Securities

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

●	DTC notified us at any time that it is unwilling or unable to continue as depositary for the Global Notes;

●	DTC ceases to be registered as a clearing agency under the Exchange Act; or

●	an Event of Default with respect to such Global Note has occurred and is continuing.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering the Notes in the name of holders transferring Notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts.

Holders will not be required to pay a service charge for any registration of transfer or exchange of their certificated securities, but they may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we redeem any of the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to determine or fix the list of holders to prepare the mailing. We may also refuse to register transfer or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.

About the Trustee

U.S. Bank National Association will be the trustee under the indenture and will be the principal paying agent and registrar for the Notes. The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Notes that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon of the Internal Revenue Code of 1986, as amended, or the Code, regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service, or the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as pass-through entities (including partnerships and other entities and arrangements classified as partnerships for U.S. federal income tax purposes and S corporations) and beneficial owners of such pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the Notes as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” U.S. Holders (as defined below) whose functional currency for tax purposes (as defined in Section 985 of the Code) is not the U.S. dollar, holders subject to Section 451(b) of the Code, and individuals subject to the alternative minimum tax provisions of the Code. This summary does not address the effects of other U.S. federal tax laws (such as estate and gift tax laws) or the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the Notes offered in this prospectus supplement upon original issuance for the “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for money to persons, other than to bond houses, brokers or similar persons or organizations acting in the capacity of the underwriters, placement agents or wholesalers) for cash and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

This summary is not a comprehensive description of all of the U.S. federal tax consequences that may be relevant with respect to the acquisition, ownership and disposition of the Notes. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal tax consequences to you of acquiring, owning and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of Notes that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, of any state of the United States or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source;

●	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

●	a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) that was in existence on August 20, 1996 and that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

As used in this prospectus supplement, the term “Non-U.S. Holder” is a beneficial owner of the Notes (other than a partnership or other entity or arrangement taxable as a partnership) that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes offered in this prospectus supplement, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level; accordingly, as provided above, this summary does not apply to partnerships. A partner of a partnership holding the Notes should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of the Notes by the partnership.

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Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of the Notes.

Payment of Interest. It is expected, and this discussion assumes, that either the issue price of the Notes will equal the stated principal amount of the Notes or the Notes will be issued with less than a de minimis amount of “original issue discount” for U.S. federal income tax purposes. Accordingly, payments of stated interest on a Note generally will be included in the income of a U.S. Holder as ordinary interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, or Retirement of Notes. Upon the sale, exchange, retirement, or other disposition of a Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition and the U.S. Holder’s adjusted tax basis in the Note. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the Note, but will exclude amounts attributable to accrued but unpaid interest which will be treated as described above under “Payments of Interest.” A U.S. Holder’s adjusted tax basis in a Note will generally be the cost of the Note to such U.S. Holder.

Gain or loss realized on the sale, exchange, retirement, or other disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if the Note has been held by the U.S. Holder for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Additional Medicare Tax on Unearned Income. Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the Notes.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of a Note.

Payments of Interest. Except as discussed below, principal and interest payments that are received from us and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax, except as provided below. Interest may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

●	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

●	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

●	a Non-U.S. Holder is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (as described in Section 881(c)(3)(A) of the Code); or

●	the Non-U.S. Holder does not satisfy the certification requirements described below.

In the case of the Notes, a Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to us, under penalties of perjury, that it is not a “United States person” (within the meaning of the Code) and provides its name and address (which certification may generally be made on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable U.S. nonresident withholding tax certification form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the Note certifies to us under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is not a United States person and furnishes us with a copy of the statement.

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Except as discussed below, payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN, Form W-8BEN-E, or other applicable U.S. nonresident withholding tax certification form, claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. These forms may be required to be updated periodically. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Retirement of Note. Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement or other disposition of Notes, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, and (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of the Note. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition of a Note, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange or other disposition of such Note.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of a Note is engaged in the conduct of a trade or business within the United States and if interest on the Note, or gain realized on the sale, exchange or other disposition of the Note, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), will generally be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “— Consequences to U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of a Note. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of all or a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Backup Withholding and Information Reporting

In general, information returns will be filed annually with the IRS and provided to each U.S. Holder that is not an “exempt recipient” in connection with any interest payments on the Notes and the proceeds from a sale or other disposition of the Notes. In addition, a U.S. Holder may be subject to backup withholding (currently at the rate of 24%) on payments of these amounts unless the U.S. Holder provides a correct taxpayer identification number, or TIN, and certifies, under penalties of perjury, that it is a U.S. person, the TIN is correct (or that the U.S. Holder is awaiting a TIN) and the U.S. Holder either (a) is exempt from backup withholding, (b) has not been informed by the IRS that backup withholding is required due to a prior underreporting of interest or dividends or (c) has been informed by the IRS that backup withholding is no longer required. Non-U.S. Holders generally are exempt from information reporting and backup withholding, provided, if necessary, that they demonstrate their qualification for exemption by providing a properly executed IRS Form W-8BEN, Form W-8BEN-E, or other applicable tax certification form. U.S. Holders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder generally would be allowed as a refund or a credit against such holder’s U.S. federal income tax provided the required information is timely furnished to the IRS.

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Foreign Account Tax Compliance Act

Certain provisions of the Code, known as the Foreign Account Tax Compliance Act, or FATCA, impose a 30% U.S. withholding tax on certain U.S. source payments, including interest and dividends, if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless (i) such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information (that is in addition to and significantly more onerous than, the requirement to deliver an applicable U.S. nonresident withholding tax certification form (e.g., IRS Form W-8BEN), as discussed above) regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or (ii) such institution resides in a jurisdiction that has entered into an intergovernmental agreement, or IGA, with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. FATCA also generally imposes a withholding tax of 30% on withholdable payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Depending on the status of a holder and the status of the intermediaries through which they hold their Notes, the holder could be subject to this 30% withholding tax with respect to interest paid on the Notes and potentially proceeds from the sale of the Notes to the extent treated as interest for U.S. federal income tax purposes. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

If we determine withholding is appropriate with respect to the Notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

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UNDERWRITING

B. Riley Securities, Inc., or BRS, is acting as joint book-running manager and representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters dated April 15, 2021, or the Underwriting Agreement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
B. Riley Securities, Inc.	$23,625,000
National Securities Corporation	3,375,000
Ladenburg Thalmann & Co. Inc.	7,250,000
William Blair & Company, L.L.C.	6,750,000
Aegis Capital Corp.	3,625,000
Boenning & Scattergood, Inc.	1,750,000
Maxim Group LLC	3,625,000
Total	$50,000,000

Subject to the terms and conditions set forth in the Underwriting Agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the Underwriting Agreement. These conditions include, among others, the continued accuracy of representations and warranties made by us in the Underwriting Agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus supplement.

The several obligations of the underwriters under the Underwriting Agreement are conditional and may be terminated on the occurrence of certain stated events, including, in the event that at or prior to the closing of the offering: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the SEC, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the underwriters, impracticable or inadvisable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated in this prospectus supplement.

We have granted to the underwriters the option to purchase up to an additional $5,000,000 of Notes at the public offering price, less the underwriting discounts, or the Option. If any Notes are purchased pursuant to the Option, the underwriters will, severally but not jointly, purchase the Notes in approximately the same proportions as set forth in the above table. This prospectus supplement also qualifies the grant of the Option and the Notes issuable upon the exercise thereof. A purchaser who acquires any Notes forming part of the underwriters’ Option acquires such Notes under this prospectus supplement, regardless of whether the position is ultimately filled through the exercise of the Option or secondary market purchases.

We have agreed to indemnify the underwriters against certain liabilities, including, among other things, liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

We expect to deliver the Note against payment for such notes on or about April 20, 2021, which will be the second business day following the date of the pricing of the Notes (“T + 2”).

Discounts and Expenses

The representative has advised us that the underwriters propose initially to offer the Notes to the public at the public offering price and to dealers at that price less a concession not in excess of $0.60 per Note. After the underwriters have made a reasonable effort to sell all of the Notes at the offering price, such offering price may be decreased and may be further changed from time to time to an amount not greater than the offering price set forth herein, and the compensation realized by the underwriters will effectively be decreased by the amount that the price paid by purchasers for the Notes is less than the original offering price. Any such reduction will not affect the net proceeds received by us. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

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The following table shows the per share and total underwriting discount that we are to pay to the underwriters in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the Option.

	Price to the Public	Underwriting Discount(1)	Net Proceeds(2)
Per Note	$25.00	$1.00	$24.00
Total(3)	$50,000,000	$2,000,000	$48,000,000

(1)	Pursuant to the terms of the Underwriting Agreement, the underwriters will receive a discount equal to $1.00 per Note.

(2)	After deducting the underwriting discount but before deducting expenses of the offering.

(3)	If the Option is exercised in full, the total price to the public, underwriting discount and net proceeds to us (after deducting the underwriting discount but before deducting estimated offering expenses) will be $55,000,000, $2,200,000 and $52,800,000, respectively.

We have also agreed to pay BRS a structuring and advisory fee equal to $500,000 ($550,000 if the Option is exercised in full) for evaluation, analysis and structuring of the Notes.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and reimbursements, will be approximately $200,000. We have also agreed to reimburse the underwriters for their reasonable out-of-pocket expenses, including attorneys’ fees, up to $50,000.

No Sales of Similar Securities

We have agreed for a period of 30 days following the date of this offering that, without the prior written consent of the representative, which may not be unreasonably withheld, on behalf of the underwriters, we will not, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing.

Stock Exchange Listing

We have applied to list the Notes on NASDAQ. If the application is approved, trading of the Notes on NASDAQ is expected to begin within 30 days after the date of initial delivery of the Notes. The underwriters will have no obligation to make a market in the Notes, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the NASDAQ for the Notes may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Notes could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer the Notes at the time and price desired will be limited.

Price Stabilization, Short Positions

Until the distribution of the Notes is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Notes. However, the representative may engage in transactions that have the effect of stabilizing the price of the Notes, such as purchases and other activities that peg, fix or maintain that price.

In connection with this offering, the underwriters may bid for or purchase and sell our Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of our Notes than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the Underwriters’ option to purchase additional Notes in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase additional Notes pursuant to the option granted to them. “Naked” short sales are sales in excess of the option to purchase additional Notes. The underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Notes in the open market after pricing that could adversely affect investors who purchase in this offering.

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Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. If these activities are commenced, they may be discontinued at any time. The underwriters may conduct these transactions on NASDAQ, in the over-the-counter market or otherwise.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Notes

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites maintained by one or more of the underwriters, and the underwriters may distribute the prospectus supplement and accompanying prospectus electronically.

Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s or any selling group member’s website and any information contained in any other website maintained by an underwriter or any selling group member is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Additional Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to us for which they will be entitled to receive customary fees and expenses.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee, and for the underwriters by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of Harrow Health, Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021, have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in its report appearing therein, and are incorporated by reference. Such audited consolidated financial statements are incorporated hereby by reference in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you in this prospectus supplement and the accompanying prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information filed with the SEC will update and supersede this information.

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We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering , except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 8, 2021; and

●	our Current Reports on Form 8-K filed with the SEC on January 21, 2021, January 27, 2021, February 4, 2021, February 9, 2021, April 5, 2021, April 8, 2021 and April 12, 2021.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Harrow Health, Inc.
102 Woodmont Blvd., Suite 610

Nashville, TN 37205
Attention: Investor Relations.

You may also make such requests by contacting us at (615) 733-4730.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at www.harrowinc.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this document.

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PROSPECTUS

$100,000,000

HARROW HEALTH, INC.

By this prospectus, we may offer, from time to time:

● Common stock
● Preferred stock
● Depositary shares
● Warrants
● Units
● Debt securities

All of the securities listed above may be sold separately or as units with other securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HROW.” On June 18, 2020, the closing price of our common stock on the Nasdaq Capital Market was $6.20 per share.

Investing in our securities involves risk. Please carefully read the information under “Risk Factors” beginning on page 3 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission, for information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may overallot a portion of the securities. For additional information regarding the methods of sale of our securities, you should refer to the section entitled “Plan of Distribution” in this prospectus.

This prospectus is dated July 13, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations about us or itself that is different from, or in addition to, that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable.

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PROSPECTUS SUMMARY

The following summary highlights information contained in this prospectus or incorporated by reference. While we have included what we believe to be the most important information about the company, the following summary may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the risks of investing discussed under “Risk Factors” beginning on page 3, the information to which we refer you and the information incorporated into this prospectus by reference, for a complete understanding of our business and the terms of any offering. References in this prospectus to “our company,” “we,” “our,” “Harrow” and “us” refer to Harrow Health, Inc.

Harrow Health, Inc.

Overview

We specialize in the development, production and sale of innovative medications that offer unique competitive advantages and serve unmet needs in the marketplace through our subsidiaries and deconsolidated companies. We own one of the nation’s leading ophthalmology-focused pharmaceutical businesses, ImprimisRx. In addition to wholly owning ImprimisRx, we also have equity positions in Eton Pharmaceuticals, Inc., Surface Pharmaceuticals, Inc., or Surface, and Melt Pharmaceuticals, Inc., or Melt, all companies that began as our subsidiaries. More recently, we founded drug development subsidiaries Mayfield Pharmaceuticals, Inc., or Mayfield, Radley Pharmaceuticals, Inc., or Radley, and Stowe Pharmaceuticals, Inc. In 2020, we created Visionology, Inc., which intends to launch an online eye health platform business. We also own royalty rights in various drug candidates being developed by Surface, Melt, Radley and Mayfield. We intend to continue to create, and hold equity and royalty rights in, new businesses that commercialize drug candidates that are internally developed or otherwise acquired or licensed from third parties.

ImprimisRx is our ophthalmology focused pharmaceutical compounding business. We offer to over 7,000 physician customers and their patients critical medicines to meet their needs that are unmet by commercially available drugs. We make our formulations available at prices that are, in most cases, lower than non-customized commercial drugs. Our current ophthalmology formulary includes over twenty compounded formulations, many of which are patented or patent-pending, and are customizable for the specific needs of a patient. Some examples of our compounded medications are various combinations of drugs formulated into one bottle and numerous preservative free formulations. Depending on the formulation, the regulations of a specific state and ultimately the needs of the patient, ImprimisRx products may be dispensed as patient-specific medications from our 503A pharmacy, or for in-office use, made according to current good manufacturing practices (or cGMPs) or other U.S. Food and Drug Administration, or FDA, guidance documents, in our FDA-registered outsourcing facility located in New Jersey.

We operate two compounding facilities located in Ledgewood, New Jersey. Our New Jersey operations are comprised of two separate entities and facilities, one of which is registered with the FDA as an outsourcing facility under Section 503B of the Federal Food, Drug & Cosmetic Act, or the FDCA. The other New Jersey facility, is a licensed pharmacy operating under Section 503A of the FDCA. All products that we sell, produce and dispense are made in the United States.

Our proprietary drug formulations are born from the clinical experience of a network of inventors, including physician prescribers, clinical researchers and pharmacist formulators, who develop and prescribe personalized medicines for individual patient needs. We work collaboratively with these inventors to identify and evaluate intellectual property related to potential candidates, assess relevant markets, and seek to validate the clinical experience with the objective of investing in commercialization activities. Although our business is focused on a pharmaceutical compounding commercialization strategy, we may also consider other commercialization pathways, including pursuing FDA approval to market and sell a drug formulation or technology.

We have incurred significant operating losses and negative cash flows from operations since July 24, 1998 (inception). In addition, we have an accumulated deficit of approximately $87.0 million at March 31, 2020. Although we have recently been generating revenue from our pharmaceutical compounding operations, we expect to incur further losses as we integrate and develop our pharmacy operations, evaluate other programs and continue the development of our formulations.

Impact of COVID-19 Pandemic

A novel strain of coronavirus was first identified in Wuhan, China in December 2019. The disease caused by it, COVID-19, was declared a global pandemic by the World Health Organization in March 2020. On March 18, 2020, the Centers for Medicare & Medicaid Services, or CMS, released guidance for U.S. healthcare providers to limit all elective medical procedures in order to conserve personal protective equipment and limit exposure to COVID-19 during the pendency of the pandemic. In addition to limiting elective medical procedures, many hospitals and other healthcare providers have strictly limited access to their facilities during the pandemic. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains and healthcare delivery, led to social distancing recommendation, and created significant volatility in financial markets.

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In response to the pandemic and business disruptions, first and foremost, we have prioritized the health and safety of our employees, customers, suppliers and others with whom we partner in our business activities. Many of our customers use its drugs in procedures impacted by the CMS guidance to limit elective procedures. In addition, we and our business partners need access to healthcare providers and facilities to conduct clinical trials and other activities required to achieve regulatory clearance of products under development. We are carefully monitoring rapidly evolving changes in healthcare delivery systems and may adjust our operating and product development plans accordingly.

Reductions in elective procedures in response to CMS guidance have had an adverse impact on our revenues, profitability and cash flows. The extent and duration of the impact will depend upon the extent of procedure postponements and the duration of the pandemic. Near the beginning of May 2020, some U.S. states and geographies began easing restrictions associated with the COVID-19 pandemic including those restrictions related to elective procedures. We are hopeful sales of our products will return to historical norms and trends as other states and governmental authorities ease restrictions associated with elective procedures and the COVID-19 pandemic. However, given the unprecedented and dynamic nature of the COVID-19 pandemic, we cannot reasonably estimate the impacts it may have on our financial condition, results of operations or cash flows in the future.

Corporate Information

Our executive offices are located at 102 Woodmont Blvd., Suite 610, Nashville, Tennessee 37205 and our telephone number at such office is (615) 733-4730. Our website address is harrowinc.com. Information contained on our website is not deemed part of this prospectus.

The Securities We May Offer

We may offer up to $100.0 million of common stock, preferred stock, depositary shares, warrants, units and debt securities in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock and Depositary Shares

We may issue preferred stock in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or the winding up of Harrow Health, Inc., voting rights and rights to convert into common stock. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Units

We may offer units composed of one or more of the other securities that may be offered under this prospectus.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The senior debt securities will have the same rank as all of our other unsubordinated debt but we may be subject to the terms of other debt to which the senior debt is otherwise subordinate. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before purchasing any of our securities, you should carefully consider the risk factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, our subsequent Quarterly Report on Form 10-Q and the other reports and information that we file with the SEC, including any risk factors and other information contained in any applicable prospectus supplement. In particular, please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, which are incorporated by reference into this prospectus. The risks and uncertainties that we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. The occurrence of any of these risks could materially and adversely impact our business, cash flows, condition (financial or otherwise), liquidity, prospects and/or results of operations. Please also refer to the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part, any prospectus supplement, any related issuer free writing prospectus and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “will”, “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or the negative of these terms or other comparable terminology are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

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DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution to the purchasers of equity interests which they purchase in an offering under this prospectus:

●	the net tangible book value per share before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by the purchasers.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations and other capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate into our products and product candidates or our research and development programs, capital expenditures, to fund possible investments in and acquisitions of complementary businesses or partnerships. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DIVIDEND POLICY

We have never paid cash dividends on our equity securities. Moreover, we do not anticipate paying cash dividends for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common and preferred stock and of certain provisions of our Amended and Restated Certificate of Incorporation, as amended, or the Certificate of Incorporation, and Amended and Restated Bylaws, or the Bylaws. For more detailed information, please see our Certificate of Incorporation and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 55,000,000 shares, 50,000,000 of which are designated as common stock, par value $0.001 per share, and 5,000,000 of which are designated as preferred stock, par value $0.001 per share.

Capital Stock Issued and Outstanding

As of March 31, 2020 there were approximately 103 stockholders of record (excluding an indeterminable number of stockholders whose shares are held in street or “nominee” name) of our common stock. In addition, as of March 31, 2020, there were outstanding (i) options to acquire 2,952,466 shares of our common stock with a weighted average exercise price of $5.49 per share, (ii) warrants to purchase 780,386 shares of common stock with a weighted average exercise price of $2.12 per share, (iii) 1,520,786 unvested restricted stock units, and (iv) 244,460 vested restricted stock units for which delivery of the shares had been deferred.

Description of Common Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time the holders of our common stock will be entitled to cash dividends as may be declared, if any, by our board of directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock that we may issue, upon liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to receive pro rata all assets available for distribution to the holders.

Description of Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and number of shares constituting any series and the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control. The ability to issue preferred stock could delay or impede a change in control. As of the date of this prospectus, no shares of preferred stock are outstanding and we currently have no plan to issue any shares of preferred stock.

Anti-Takeover Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which such stockholder became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a stockholder who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Liability and Indemnification of Directors and Officers

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

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Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any proceedings or claims initiated or brought voluntarily by the indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our board of directors, (iii) indemnification is provided by us, in our sole discretion, pursuant to powers vested in us under the DGCL, or (iv) the proceeding is brought to establish or enforce a right to indemnification under the indemnification agreement or any other statute or law or otherwise as required under Section 145 of the DGCL. We are not required to indemnify the indemnitee for any amounts paid in settlement of a proceeding unless we consent to such settlement.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer existing as of the time of such repeal or modification.

We have purchased and intend to maintain insurance on our behalf and on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Listing; Transfer Agent

Our common stock is listed on The NASDAQ Capital Market under the symbol “HROW”. The transfer agent and registrar for our common stock is Action Stock Transfer Corporation, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121.

DESCRIPTION OF THE DEPOSITARY SHARES

General

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our Certificate of Incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.

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Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of the deposit agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

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Charges of depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

●	the initial deposit of the preferred stock;

●	the initial issuance of the depositary shares;

●	any redemption of the preferred stock; and

●	all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

●	refuse to transfer depositary shares;

●	withhold dividends and distributions; and

●	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

●	written advice of counsel or accountants;

●	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

●	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal income tax consequences

Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for U.S. federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

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DESCRIPTION OF THE WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;

●	the offering price for the debt warrants, if any;

●	the aggregate number of the debt warrants;

●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the dates on which the right to exercise the debt warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the debt warrants, if any;

●	the redemption or call provisions, if any, applicable to the debt warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

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Equity warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of us.

DESCRIPTION OF THE UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus and the related unit agreements. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.

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We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement will describe the following terms of the units in respect of which this prospectus is being delivered:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

●	whether the units will be issued fully registered or in global form; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and may be characterized as senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “Harrow,” “we,” “us,” or “our” refer only to Harrow Health, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

●	whether the debt securities are senior or subordinated;

●	the offering price;

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●	the title;

●	any limit on the aggregate principal amount;

●	the person who shall be entitled to receive interest, if other than the record holder on the record date;

●	the date or dates the principal will be payable;

●	the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

●	the place where payments may be made;

●	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

●	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

●	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

●	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

●	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

●	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

●	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

●	any conversion or exchange provisions;

●	whether the debt securities will be issuable in the form of a global certificate;

●	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”

●	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

●	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

●	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

●	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

●	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

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Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global certificates

The debt securities of any series may be represented, in whole or in part, by one or more global certificates. Each global certificate will:

●	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

●	be deposited with the depositary or nominee or custodian; and

●	bear any required legends.

No global certificate may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

●	an event of default is continuing with respect to the debt securities of the applicable series; or

●	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global certificate, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global certificate for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global certificate will not be:

●	entitled to have the debt securities registered in their names;

●	entitled to physical delivery of certificated debt securities; or

●	considered to be holders of those debt securities under the indenture.

Payments on a global certificate will be made to the depositary or its nominee as the holder of the global certificate. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

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Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global certificate will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global certificate to the accounts of its participants.

Ownership of beneficial interests in a global certificate will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global certificate will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global certificate.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

●	10 business days prior to the date the money would be turned over to the applicable state; or

●	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No protection in the event of a change of control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a subsidiary of us), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of us), unless:

●	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

●	the successor entity assumes our obligations on the debt securities and under the indentures;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions specified in the indenture are met.

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Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay principal of or any premium on any debt security of that series when due;

(2)	we fail to pay any interest on any debt security of that series for 60 days after it becomes due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)	certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

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After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

●	providing for our successor to assume the covenants under the indenture;

●	adding covenants or events of default;

●	making certain changes to facilitate the issuance of the securities;

●	securing the securities;

●	providing for a successor trustee or additional trustees;

●	curing any ambiguities or inconsistencies;

●	providing for guaranties of, or additional obligors on, the securities;

●	permitting or facilitating the defeasance and discharge of the securities; and

●	other changes specified in the indenture.

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However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

●	change the stated maturity of any debt security;

●	reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

●	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

●	change the place of payment or the currency in which any debt security is payable;

●	impair the right to enforce any payment after the stated maturity or redemption date;

●	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

●	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

●	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

●	we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

●	we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

●	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

●	obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

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Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of Delaware, except to the extent that the Trust Indenture Act of 1939 is applicable.

No personal liability of directors, officers, employees and stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

●	a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

●	any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

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We will resume payments on the subordinated debt securities:

●	in case of a payment default, when the default is cured or waived or ceases to exist, and

●	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

●	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

●	all of our obligations for money borrowed;

●	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

●	our obligations:

●	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

●	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

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●	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

●	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

●	all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

●	all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

●	renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

●	any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

●	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriter, dealer or agent discounts and commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus.

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Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

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LEGAL MATTERS

The validity of the securities being offered hereby has been passed upon by Waller Lansden Dortch & Davis, LLP.

EXPERTS

The consolidated financial statements of Harrow Health, Inc. appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020, have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in its report appearing therein, and are incorporated by reference. Such audited consolidated financial statements are incorporated hereby by reference in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you in this prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 13, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020;

●	our Current Reports on Form 8-K filed with the SEC on January 28, 2020, March 17, 2020, April 3, 2020, April 29, 2020 and June 8, 2020; and

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 7, 2013, and any amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Harrow Health, Inc.
102 Woodmont Blvd., Suite 610

Nashville, TN 37205
Attention: Investor Relations.

You may also make such requests by contacting us at (615) 733-4730.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.harrowinc.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

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$50,000,000

Harrow Health, Inc.

8.625% Senior Notes due 2026

Prospectus Supplement

Book-Running Managers

B. Riley Securities	National Securities Corporation	Ladenburg Thalmann	William Blair

Co-Managers

Aegis Capital Corp.	Boenning & Scattergood	Maxim Group LLC

April 15, 2021